SHENZHEN HENGTAIFENG TECHNOLOGY CO., LTD.
                               No. 5 Floor 6, Block A
                                Skyworth Building
                             Hi-tech Industrial Park
                                  Nanshan District
                                Shenzhen 518057 P.R. China


                                                      August 19, 2005

American Union Securities Inc.
100 Wall Street, 15th Floor
New York, New York 10005

Attn: John Leo, President

Dear Mr. Leo:

Reference is made to (a) the agreement, dated November 24, 2004 between Shenzhen Hengtaifeng Technology Co., Ltd. ("HTF") and American Union Securities Inc. ("AUS") (the "Initial Agreement"), and (b) Amendment No. 1 thereto, dated January 18, 2005 ("Amendment No. 1").

AUS and HTF hereby agree to amend the Initial Agreement and Amendment No.1 as follows:

      1. Amendments to the Initial Agreement:

      1) Section 3 to Section 5 are rescinded ab initio.

      2. Amendments to Amendment No. 1:

      1) Section 1 shall be changed and read as follows:

      For its services hereunder, AUS shall be paid a fee of $200,000. HTF has already paid to AUS $100,000 on account of such fee. HTF will wire an additional $100,000 directly to AUS when Moving Bytes acquires all of the outstanding common stock of China International Enterprises Corp. ("CIEC") and the stockholders of CIEC become the controlling stockholders of Moving Bytes.

      2) Section 2 to Section 5 are rescinded ab initio.


      3. Except as amended hereby the Initial Agreement and Amendment No. 1 shall remain in full force and effect.

      4. This agreement, the Initial Agreement and Amendment No. 1 (collectively, the "Agreements") shall be governed in all respects by the laws of the State of New York without giving effect to the conflicts of laws principles thereof. All suits, actions or proceedings arising out of, or in connection with, the Agreements or the transactions contemplated by the Agreements shall be brought in any court of competent subject matter jurisdiction sitting in New York, New York. Each of the parties hereto by execution and delivery of the Agreements, expressly and irrevocably (i) consents and submits to the exclusive personal jurisdiction of any such courts in any such action or proceeding; (ii) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party as set forth in Section 10.5 hereof; and (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens or any similar basis.

      5. The provisions of the Agreements shall inure to the benefit of, and be binding upon, the permitted successors and assigns of the parties to the Agreements.

      6. The Agreements constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes all prior agreements and merge all prior discussions, negotiations, proposals and offers (written or oral) between them, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or therein. Except as expressly provided in the Agreements, neither the Agreements nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

      7. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:


      If to HFT, to:

      Mr. Li Yuan Qing
      Heng Xing Technology Group Development Limited, and
      Shenzhen Hengtaifeng Technology Co., Ltd.
      No. 5 Floor 6, Block A Skyworth Building Hi-tech Industrial Park Nanshan District Shenzhen 518057 P.R. China Tel: +86(755)2674-3553 Fax:
      +86(755)2674-3552

      If to AUS, to:

      American Union Securities Inc.
      100 Wall Street, 15th Floor
      New York, New York 10005
      Tel: +1(212)232-0120 ext. 221
      Fax: +1(212)785-5867
or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this
Section 7 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 7.


8. Except as expressly provided in the Agreements, no delay or omission to exercise any right, power or remedy accruing to any other party hereto or its successors or assigns, upon any breach or default by another party hereto under the Agreements shall impair any such right, power or remedy of such other party or its successors or assigns, as the case may be, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of a waiver of or acquiescence in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring; provided, however, that this Section 8 shall not be interpreted to extend the date or time for any right, privilege or option beyond that expressly set forth elsewhere in the Agreements. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under the Agreements, or any waiver on the part of any holder of any provisions or conditions of the Agreements, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under the Agreements or by law or otherwise afforded to any holder shall be cumulative and not alternative.

9. The Agreements may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. The Agreements may be delivered by facsimile, and facsimile signatures shall be treated as original signatures for all applicable purposes.

10. In the event that any provision of the Agreements become or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, the Agreements shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of the Agreements to any party.

11. The titles and subtitles used in the Agreements are used for convenience only and are not considered in construing or interpreting the Agreements.

12. The parties have participated jointly in the negotiation and drafting of the Agreements. In the event an ambiguity or question of intent or interpretation arises, the Agreements shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of the Agreements. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder and any applicable common law, unless the context requires otherwise. Terms used with initial capital letters will have the meanings specified, applicable to singular and plural forms, for all purposes of the Agreements.

13. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as they other party may reasonable request for the purpose of carrying out the intent of the Agreements and the documents referred to in the Agreements.

      IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.


SHENZHEN HENGTAIFENG TECHNOLOGY CO., LTD.


By:   ________________________
Name: Li Yuan Qing
Title:   Chairman


AMERICAN UNION SECURITIES INC.


By:____________________
Name:  John Leo
Title: President